Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Insignia Financial Group, Inc. (f/k/a Insignia/ESG Holdings, Inc.) pertaining to the Insignia Financial Group, Inc. 401(k) Restoration Plan of our report dated March 5, 1999 with respect to the consolidated and combined financial statements of Insignia Financial Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.

                                                    /s/  ERNST & YOUNG LLP


Greenville, South Carolina
May 17, 1999